                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Sanmina-SCI Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            SANMINA-SCI CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 28, 2002

     The Annual Meeting of Stockholders of Sanmina-SCI Corporation (the "Company" or "Sanmina-SCI") will be held on Monday, January 28, 2002, at 11:00 a.m., local time, at Sanmina-SCI's corporate offices, located at 30 E. Plumeria Drive, San Jose, California, 95134 (telephone number 408-964-3500) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

          1.  To elect directors of Sanmina-SCI Corporation.

          2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of Sanmina-SCI for the fiscal year ending September 28, 2002.

          3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on December 10, 2001 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          For the Board of Directors

                                          /s/ CHRISTOPHER D. MITCHELL
                                          Christopher D. Mitchell
                                          Secretary

San Jose, California
December 28, 2001

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                            SANMINA-SCI CORPORATION

                              PROXY STATEMENT FOR
                      2002 ANNUAL MEETING OF STOCKHOLDERS

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Sanmina-SCI Corporation ("the Company" or "Sanmina-SCI") for use at the Annual Meeting of Stockholders to be held on Monday, January 28, 2002 at 11:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at Sanmina-SCI's corporate offices, located at 30 E. Plumeria Drive, San Jose, California, 95134. The telephone number at the meeting location is (408) 964-3500.

     This Proxy Statement was mailed on or about December 28, 2001, to all stockholders entitled to vote at the meeting.

RECORD DATE AND STOCK OWNERSHIP

     Stockholders of record at the close of business on December 10, 2001 (the "Record Date") are entitled to vote at the meeting. As of December 10, 2001, 522,658,988 shares of Sanmina-SCI's Common Stock were issued and outstanding and held of record by approximately 2,828 stockholders.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of Sanmina-SCI as of December 10, 2001, as to (i) each person who is known to Sanmina-SCI to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each officer named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                 SHARES      APPROXIMATE
                                                              BENEFICIALLY     PERCENT
NAME                                                             OWNED          OWNED
----                                                          ------------   -----------
AXA Assurances I.A.R.D. Mutuelle............................   43,205,935        8.3%
  1290 Avenue of the Americas
  New York, New York 10104
FMR Corporation.............................................   34,175,397        6.5%
  92 Devonshire Street
  Boston, MA 02109
Jure Sola(1)................................................    5,284,388        1.0%
A. Eugene Sapp, Jr.(1)......................................    1,703,351          *
Randy W. Furr(1)............................................    2,285,401          *
Rick R. Ackel(1)............................................      101,762          *
Bernard V. Vonderschmitt(1).................................      312,966          *
Mario M. Rosati(1)..........................................      224,166          *
John C. Bolger(1)...........................................       97,666          *
Neil R. Bonke(1)............................................      171,038          *
Joseph M. Schell(1).........................................       69,722          *
Wayne Shortridge(1)(2)......................................       38,760          *
Jackie M. Ward(1)(2)........................................       54,125          *
All directors and executive officers as a group(1)(2).......   10,343,345        2.0%

---------------

 *  Less than 1%.

(1) Includes stock issuable upon exercise of options that are exercisable within 60 days after December 10, 2001.

(2) Includes shares owned through SCI's Directors' Deferred Compensation Plan.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Sanmina-SCI a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of Sanmina-SCI's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors and for the confirmation of the appointment of the designated independent public accountants and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. Sanmina-SCI believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by Sanmina-SCI. Sanmina-SCI may retain the services of its transfer agent, Wells Fargo Shareholder Services, or other proxy solicitors to solicit proxies, for which Sanmina-SCI estimates that it would pay fees not to exceed an aggregate of $20,000. In addition, Sanmina-SCI expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of Sanmina-SCI's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals that are intended to be presented by stockholders of Sanmina-SCI at the 2003 Annual Meeting must be received by Sanmina-SCI no later than September 1, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     A board of ten directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the ten nominees named below. Messrs. Sola, Sapp, Bolger,

Bonke, Furr, Rosati, Schell, Shortridge, Vonderschmitt, and Ms. Ward are presently directors of Sanmina-SCI. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them in accordance to assure the election of as many of the Board's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.

     The Board of Directors recommends a vote FOR the nominees listed below:

NAME OF NOMINEE                        AGE              PRINCIPAL OCCUPATION              DIRECTOR SINCE
---------------                        ---              --------------------              --------------
Jure Sola............................  50    Co-Chairman and Chief Executive Officer of        1989
                                             Sanmina-SCI Corporation
A. Eugene Sapp, Jr...................  65    Co-Chairman of Sanmina-SCI Corporation            2001
John C. Bolger.......................  55    Private Investor                                  1994
Neil R. Bonke........................  59    Chairman of Electroglas, Inc. (Retired),          1995
                                             Private Investor
Randy W. Furr........................  47    President and Chief Operating Officer of          1999
                                             Sanmina-SCI Corporation
Mario M. Rosati......................  55    Member, Wilson Sonsini Goodrich & Rosati          1997
Joseph M. Schell.....................  55    Independent Consultant                            1999
Bernard V. Vonderschmitt.............  78    Chairman of the Board of Xilinx, Inc.             1990
Wayne Shortridge.....................  63    Partner, Paul, Hastings, Janofsky & Walker        2001
                                             LLP
Jackie M. Ward.......................  63    CEO, Computer Generation Incorporated             2001

     Mr. Sola co-founded the Company in 1980 and initially held the position of Vice President of Sales. He became Vice President and General Manager in October 1987 with responsibility for all manufacturing operations as well as sales and marketing. Mr. Sola has been a director since July 1989, was elected President in October 1989 and has served as Chairman of the Board and Chief Executive Officer since April 1991. Mr. Sola relinquished the title of President when Mr. Furr was appointed to such position in March 1996. As of the consummation of the merger, Mr. Sola also assumed the title of Co-Chairman of the Sanmina-SCI Board of Directors, along with Mr. Sapp and continues as Chief Executive Officer of Sanmina-SCI.

     Mr. Sapp joined SCI Systems, Inc. in 1962, and after holding several positions, was promoted to President and Chief Operating Officer in 1981. In July 1999, Mr. Sapp was appointed Chief Executive Officer of SCI Systems, Inc. and had served as Chairman of the Board and Chief Executive Officer since July 2000. As of the consummation of the merger, Mr. Sapp serves as Co-Chairman of the Sanmina-SCI Board of Directors.

     Mr. Bolger has been a director of the Company since 1994. He is a retired Vice President of Finance and Administration of Cisco Systems, Inc., a manufacturer of computer networking systems. Mr. Bolger is a private investor and serves as a director of Wind River Systems, Inc., JNI Corporation, Integrated Device Technology, Inc. and Mission West Properties, Inc.

     Mr. Bonke has been a director of the Company since 1995. He also serves on the Board of Directors of Electroglas, Inc., Boxer Cross Inc. and SpeedFam International, all semiconductor equipment companies. He is also on the board for San Jose State University Foundation. Mr. Bonke previously served as the Chairman of the Board and Chief Executive Officer of Electroglas, Inc. from April 1993 to April 1996.

     Mr. Furr joined the Company as Vice President and Chief Financial Officer in August 1992. In March 1996, Mr. Furr was appointed President and Chief Operating Officer. Mr. Furr was appointed to the Board of Directors of Sanmina-SCI in December 1999. Mr. Furr is a Certified Public Accountant. As of the consummation of the merger, Mr. Furr continues as President and Chief Operating Officer of Sanmina-SCI.

     Mr. Rosati has been a director of the Company since 1997. He has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Aehr Test Systems, a manufacturer of computer hardware testing systems, Genus, Inc., a semiconductor equipment manufacturer, Vivus Inc., a pharmaceutical company, Symyx Technologies, Inc., a combinatorial materials science company and The Management Network Group, Inc., a management consulting firm focused on the telecommunications industry, all publicly-held companies. He is also a director of several privately held companies.

     Mr. Schell has been a director of the Company since December 1999. From 1999 to December 2001, he served as Chairman of Global Technology Investment Banking of Merrill Lynch & Co. He retired from this position in December 2001. From 1985 to 1999, he served as Senior Managing Director at Montgomery Securities. Mr. Schell is an independent consultant and also serves on the board of directors of Dycom Industries, Inc., a publicly traded company.

     Mr. Shortridge was appointed to the Board of Directors of Sanmina-SCI in December 2001 upon completion of the merger. He served as director of SCI Systems, Inc. from 1992 until completion of the merger. He is an attorney and a partner in the law firm of Paul Hastings Janofsky & Walker LLP in Atlanta, Georgia.

     Mr. Vonderschmitt has been a director of the Company since October 1990. He co-founded Xilinx, Inc., a manufacturer of field programmable gate array semiconductor products and related system software, served as its Chief Executive Officer and as a director from its inception in February 1984 through February 1996, and has served as the Chairman of its Board of Directors since February 1996. He is also a director of Credence Systems Corporation, a publicly held company.

     Ms. Ward was appointed to the Board of Directors of Sanmina-SCI in December 2001 upon completion of the merger. She served as a director of SCI Systems, Inc. from 1992 until completion of the merger. Ms. Ward is also a director of Bank of America Corporation, Equifax, Inc., Flowers Industries, Inc., Matria Healthcare, Inc., The Profit Recovery Group International, Inc., SYSCO Corporation and Trigon Blue Cross Blue Shield, all publicly-held companies. Ms. Ward is the Outside Managing Director of Intec Telecom Systems, USA, a provider of turn-key telecommunication systems and products.

     There are no family relationships among directors or executive officers of Sanmina-SCI.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Board of Directors held five meetings during the fiscal year ended September 29, 2001. No nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors or of committees on which such person served.

     The Board of Directors has an Officer Stock Committee, an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The Officer Stock Committee consists of directors Bonke and Vonderschmitt. The Officer Stock Committee reviews and makes recommendations to the Board concerning option grants to executive officers of Sanmina-SCI. The Officer Stock Committee held two meetings during the last fiscal year.

     The Audit Committee consists of directors Bonke, Bolger and Schell. The Audit Committee reviews and monitors the corporate financial reporting and external audit of Sanmina-SCI, including, among other things, Sanmina-SCI's control functions, the results and scope of the annual audit and other services provided by Sanmina-SCI's independent auditors and Sanmina-SCI's compliance with legal matters that have a significant impact on Sanmina-SCI's financial reports. The Audit Committee also consults with the Sanmina-SCI's management and Sanmina-SCI's independent public accountants prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of Sanmina-SCI's financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of Sanmina-SCI's independent public accountants. The Audit Committee held five meetings in the last fiscal year. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the listing standards for the Nasdaq Stock Market, the principal trading market for Sanmina-SCI's common stock). The Board of Directors adopted an Audit Committee Charter, setting forth the responsibilities and duties of the Audit Committee, a copy of which is included herein in Appendix A. The Annual Report of the Audit Committee appears hereafter under "Report of the Audit Committee of the Board of Directors."

     The Compensation Committee consists of directors Bonke, Schell, Sola and Vonderschmitt. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of Sanmina-SCI. The Compensation Committee held two meetings during the last fiscal year. Mr. Sola, Chairman and Chief Executive Officer of Sanmina-SCI, participates fully with all other committee members in recommending salaries and incentive compensation to the board of directors, except that he does not participate in committee proceedings relating to his salary and compensation.

     Directors who are not employees of Sanmina-SCI ("Outside Directors") are paid an annual retainer of $10,000, a fee of $2,000 for attending each board meeting and a fee of $1,000 for attending each committee meeting. The directors are reimbursed for travel and related expenses incurred by them in attending board and committee meetings. Outside Directors receive initial and annual grants of options to purchase Sanmina-SCI common stock under Sanmina-SCI's 1995 Director Option Plan.

     Under the Director Option Plan, upon first becoming a director, each new Outside Director will receive an automatic grant of an option to purchase up to 20,000 shares of Common Stock and each continuing Outside Director will receive (provided that such Outside Director has been a director for at least four months prior to such grant), on October 1 of each year, an automatic grant of an option to purchase up to 10,000 shares of Common Stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors currently consists of directors Bonke, Bolger and Schell. The Audit Committee operates under a written charter adopted by the Board of Directors (see Appendix A). The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of Arthur Andersen LLP ("Arthur Andersen") as Sanmina-SCI's independent public accountants.

     Management is responsible for the internal controls and the financial reporting process. Arthur Andersen, the independent public accountants are responsible for performing an independent audit of Sanmina-SCI's financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that Sanmina-SCI's financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee reviewed with Arthur Andersen, the independent public accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Sanmina-SCI's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 "Communication with Audit Committees." Arthur Andersen also provided to the Audit Committee the written disclosures required by Independence Standards Board No. 1 "Independence Discussions with Audit Committees." The Audit Committee has also discussed with Arthur Andersen the firm's independence. In addition, the Audit Committee has considered whether any nonaudit services provided by Arthur Andersen are compatible with maintaining Arthur Andersen's independence.

     The Audit Committee discussed with Arthur Andersen the overall scope and plans for their respective audits. The Audit Committee met Arthur Andersen, with and without management present, to discuss the results of their examinations, their evaluations of Sanmina-SCI's internal controls, and the overall quality of Sanmina-SCI's financial reporting.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 29, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Arthur Andersen as Sanmina-SCI's independent public accountants.

                                          Respectfully submitted,

                                          Neil Bonke, John Bolger and Joseph
                                          Schell

     The following is a breakdown of fees paid to Arthur Andersen for the year ended September 29, 2001:

  AUDIT FEES

     The aggregate fees billed for professional services rendered by Arthur Andersen for the audit of our annual consolidated financial statements for the year ended September 29, 2001, and the reviews of the condensed financial statements included in our Quarterly Reports on Forms 10-Q for the year ended September 29, 2001 were $1,365,000.

  AUDIT-RELATED FEES

     The aggregate fees billed for non-audit services, exclusive of the fees disclosed above relating to audit fees, rendered by Arthur Andersen during the fiscal year ended September 29, 2001, were $1,410,000. These services include statutory audits, accounting consultation and assistance on proposed transactions, assistance and consent issuance for various filings with the SEC and other services.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Arthur Andersen for information technology services during the fiscal year ended September 29, 2001.

  ALL OTHER FEES

     The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to audit and non-audit fees, rendered by Arthur Andersen during the fiscal year ended September 29, 2001, was $4,373,000. These other services consisted primarily of various tax compliance and consultation services and business consulting services.

                                PROPOSAL NO. 2:

         CONFIRMATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen as our independent public accountants to audit the financial statements of Sanmina-SCI for the year ending September 28, 2002. Arthur Andersen has audited the financial statements of Sanmina-SCI for each fiscal year since the fiscal year ending September 30, 1992. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to appoint Arthur Andersen as Sanmina-SCI's independent public accountants and the Board of Directors recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table sets forth the compensation paid by Sanmina-SCI to the Chief Executive Officer and all other executive officers of Sanmina-SCI, prior to the merger of SCI Systems, Inc., for each of the three fiscal years in the period ending September 29, 2001.

                                                                          LONG-TERM
                                               ANNUAL COMPENSATION      COMPENSATION       ALL OTHER
                                      FISCAL   --------------------   AWARDS OF OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR    SALARY($)   BONUS($)     (# OF SHARES)        ($)(1)
---------------------------           ------   ---------   --------   -----------------   ------------
Jure Sola...........................   2001    $546,654    $     --        380,000          $52,540
  Chief Executive Officer              2000     480,000     800,000        500,000           52,474
  And Chairman of the Board            1999     425,000     530,000        250,000           50,569
Randy W. Furr.......................   2001    $423,942    $     --        300,000          $29,567
  President, Chief Operating Officer   2000     370,000     600,000        400,000           33,916
                                       1999     325,000     400,000        200,000           27,596
Rick R. Ackel.......................   2001    $300,000    $180,000         30,000          $ 8,206
  Executive Vice President of
     Finance                           2000      71,538      75,000        300,000            2,633
  and Chief Financial Officer(2)       1999          --          --             --               --

---------------

(1) Includes car allowance and premium payments for executive life, medical and dental insurance.

(2) Mr. Ackel joined Sanmina-SCI on June 29, 2000 as Executive Vice President of Finance and Chief Financial Officer.

     Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended September 29, 2001 to each executive officer named in the Summary Compensation Table above.

                                       % OF TOTAL
                                        OPTIONS     EXERCISE OR                STOCK PRICE APPRECIATION FOR
                                       GRANTED TO      BASE                          OPTION TERM (2)
                          OPTIONS      EMPLOYEES     PRICE(1)     EXPIRATION   ----------------------------
NAME                   GRANTED(1)(#)    IN FY01       ($/SH)         DATE         5%($)          10%($)
----                   -------------   ----------   -----------   ----------   ------------   -------------
Jure Sola............     380,000         6.5%        $30.97       12/19/10     $7,401,209     $18,756,118
Randy W. Furr........     300,000         5.2%        $30.97       12/19/10     $5,843,060     $14,807,461
Rick R. Ackel........      30,000         0.5%        $30.97       12/19/10     $  584,306     $ 1,480,746

---------------

(1) The exercise price and tax withholding obligations related to exercise may in some cases, be paid by delivery of other shares or by offset of the shares subject to the options.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of Sanmina-SCI's stock price. Sanmina-SCI did not use an alternative formula for a grant date valuation, as Sanmina-SCI does not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, each exercise of stock options during the fiscal year ended September 29, 2001 and the year-end value of unexercised options:

                                                                                      VALUE OF UNEXERCISED
                          SHARES        VALUE         NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                        ACQUIRED ON    REALIZED        OPTIONS AT YEAR-END               AT YEAR-END(2)
NAME                    EXERCISE(#)     (1)($)     EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE($)
----                    -----------   ----------   ----------------------------   ----------------------------
Jure Sola.............        --              --       4,503,855/5,548,384           $57,785,439/$5,611,215
Randy W. Furr.........    80,000      $2,526,000         1,938,354/782,046           $23,629,499/$3,807,533
Rick R. Ackel.........    15,000      $  767,850            64,500/250,500                          $--/$--

---------------

(1) Based on the last reported sale price of Sanmina-SCI's common stock on the date of exercise.

(2) Based on a fair market value of $13.58, which was the last reported sale price of Sanmina-SCI's common stock on September 29, 2001.

           COMPENSATION COMMITTEE AND OFFICER STOCK COMMITTEE REPORTS

     The following reports are provided to stockholders by the members of the Compensation Committee and the Officer Stock Committee of the Board of Directors.

  COMPENSATION COMMITTEE REPORT

     Compensation Philosophy. The goals of Sanmina-SCI's executive compensation program are to attract and retain executive officers who will strive for excellence, and to motivate those individuals to achieve superior performance by providing them with rewards for assisting Sanmina-SCI in meeting revenue and profitability targets.

     Compensation for Sanmina-SCI's executive officers consists of base salary and potential cash bonus, as well as potential long-term incentive compensation through stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

     Cash-Based Compensation. Each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for Sanmina-SCI's executive officers. This base salary plan is based on industry and peer group surveys and performance judgements as to the past and expected future contributions of the individual executive officers. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in leading Sanmina-SCI. For fiscal 2001, no bonuses were paid to the Chief Executive Officer or the Chief Operating Officer. It was agreed, as described in the officer stock committee report below, that incentive compensation for this year should be focused primarily upon stock option grants.

                                          Respectfully submitted,

                                          Neil Bonke, Joseph Schell, Jure Sola
                                          and
                                          Bernard Vonderschmitt

  OFFICER STOCK COMMITTEE REPORT

     Stock Options. During each fiscal year, the Officer Stock Committee considers the desirability of granting to executive officers awards under Sanmina-SCI's 1999 Incentive Stock Plan, which allows for the grant of longer-term incentives in the form of stock options. In fixing the grants of stock options to executive officers (other than the Chief Executive Officer) in the last fiscal year, the Committee reviewed with the Chief Executive Officer the recommended individual award, taking into account the officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer, and the number of options previously granted to the officer. All stock options granted to executive officers in the last fiscal year provide for vesting over a five-year period. In addition, in October 2001, in part in recognition of their performance during a challenging economic environment in fiscal 2001 and in order to provide greater incentives during fiscal 2002 and to further align the interests of management and stockholders, the Officer Stock Committee approved grants of options in the amount of 500,000 and 400,000 to the Chief Executive Officer and Chief Operating Officer, respectively.

                                          Respectfully submitted,

                                          Neil Bonke and Bernard Vonderschmitt

                            STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder returns for Sanmina-SCI's Common Stock, the Nasdaq Stock Market Index, and an index based on companies in a peer group (Standard Industrial Classification 3670 -- Electronic Components). The graph assumes the investment of $100 on September 30, 1996. The performance shown is not necessarily indicative of future performance.

                COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
             AMONG SANMINA-SCI CORPORATION, THE NASDAQ STOCK MARKET
                         (U.S.) INDEX AND A PEER GROUP

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                       Sep-96    Sep-97    Sep-98    Sep-99    Sep-00    Sep-01
--------------------------------------------------------------------------------
 Sanmina-SCI
  Corporation          100.00    215.06    139.75    384.47    930.43    269.91
 Nasdaq Stock Market
  (U.S.)               100.00    137.27    139.44    227.82    302.47    123.64
 Peer Group            100.00    149.96     75.44    173.47    281.00    147.97
--------------------------------------------------------------------------------

---------------

* $100 invested on 9/30/96 in stock or index -- including reinvestment of dividends. Fiscal year ending September 30.

                              CERTAIN TRANSACTIONS

     Sanmina-SCI's Certificate of Incorporation, as amended, provides that the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances shall be eliminated to the fullest extent permitted by Delaware law. The Certificate of Incorporation, as amended, also authorizes Sanmina-SCI to indemnify its directors and officers to the fullest extent permitted by Delaware law. Sanmina-SCI has entered into indemnification agreements with its officers and directors providing such indemnification. The indemnification agreements may require Sanmina-SCI, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance.

     During fiscal 2001, Mario M. Rosati, a nominee for election to the Board of Directors of Sanmina-SCI, and Christopher D. Mitchell, Secretary of Sanmina-SCI, were also members of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California ("WSGR"). Sanmina-SCI retained WSGR as its legal counsel during the fiscal year. Sanmina-SCI plans to retain WSGR as its legal counsel again during fiscal 2002. The amounts paid by Sanmina-SCI to WSGR were less than 5% of WSGR's total gross revenues for its last completed fiscal year.

                                 OTHER MATTERS

     Sanmina-SCI knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

     SANMINA-SCI WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF SANMINA-SCI'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, SANMINA-SCI CORPORATION, 2700 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134.

                                                                      APPENDIX A

                            SANMINA-SCI CORPORATION,
                             A DELAWARE CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                    PURPOSES

     The purpose of the Audit Committee of the Board of Directors of Sanmina-SCI Corporation, a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

                                   MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

          1.  Will be an independent director;

          2. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

          3. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

                                RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

          1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

          2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

          3. Reviewing the independent auditors' proposed audit scope, approach and independence;

          4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

          5. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

          6. Recommending the appointment of independent auditors to the Board of Directors;

          7.  Reviewing fee arrangements with the independent auditors;

          8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

           9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

          10. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

          11. Overseeing of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

          12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

          13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

          14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

          15. Reviewing related party transactions for potential conflicts of interest;

          16. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and
               Item 7(e)(3) of Schedule 14A; and

          17. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

                                    MEETINGS

     The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

     The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

                                    MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

SANMINA-SCI CORPORATION                                                    PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             2002 ANNUAL MEETING OF STOCKHOLDERS - JANUARY 28, 2002

         The undersigned stockholder of SANMINA-SCI CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 28, 2001, and hereby appoints Jure Sola, Randy W. Furr, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of SANMINA-SCI CORPORATION to be held on January 28, 2002 at 11:00 a.m., local time, at Sanmina-SCI's corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                      See reverse for voting instructions.

                               Please detach here
--------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS:                                                          [ ]  FOR ALL                 [ ] WITHHOLD FROM
                                                                                         NOMINEES                    ALL NOMINEES
    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,               LISTED BELOW
    WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.              (EXCEPT AS INDICATED.)

    01-John C. Bolger       06-Joseph M. Schell
    02-Neil R. Bonke        07-Wayne Shortridge
    03-Randy W. Furr        08-Jure Sola
    04-Mario M. Rosati      09-Bernard V. Vonderschmitt
    05-A. Eugene Sapp, Jr.  10-Jackie M. Ward

2.  Proposal to ratify the appointment of Arthur Andersen LLP as the
    independent public accountants of Sanmina-SCI for its fiscal year               [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN
    ending September 28, 2002:

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

Address change? Mark Box [ ]    Indicate changes below:                             This Proxy will be voted as directed or, if no
                                                                                    contrary direction is indicated, will be voted
                                                                                    for the election of directors, for the ratifica-
                                                                                    tion of the appointment of Arthur Andersen LLP
                                                                                    as independent public accountants, and as said
                                                                                    proxies deem advisable on such other matters as
                                                                                    may properly come before the meeting.

                                                                                    Date:                                    , 2001
                                                                                         ------------------------------------



                                                                                    Signature(s)
                                                                                    (This Proxy should be dated and signed by the
                                                                                    stockholder(s) exactly as his, her or its name
                                                                                    appears hereon, and returned promptly in the
                                                                                    enclosed envelope.

                                                                                    Persons signing in a fiduciary capacity should
                                                                                    so indicate. If shares are held by joint tenants
                                                                                    or as community property, both should sign.)